EXHIBIT 10B


                           RIGGS BANK PROMISSORY NOTE

Borrower:         Smith-Midland Corporation, a Virginia corporation
                  (TIN:  54-1727060); ET. AL.
                  Route 28, P.O. Box 300
                  Midland, VA  22728

Lender:  Riggs Bank N.A.
         6805 Old Dominion Drive
         McLean, VA  22101

==============================================

Principal Amount:  $600,000.00   Initial Rate:  9.750%   Date of Note:  ________

PROMISE TO PAY. Smith-Midland Corporation, a Virginia corporation, Smith-Midland Corporation, a Delaware corporation, Easi-Set Industries,Inc., a Virginia corporation, Smith-Carolina Corporation, a North Carolina corporation, Concrete Safety Systems, Inc., a Virginia corporation and Midland Advertising & Design, Inc., a Virginia corporation (referred to in this Note individually and collectively as "Borrower") jointly and severally promise to pay to Riggs Bank N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Nine Hundred Thousand & 00/100 Dollars ($600,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance. PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 8, 1997. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning August 8, 1996, and all subsequent interest payments are due on the same day of each month after that. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate as Published in The Wall Street Journal (the "Index"). The term "Prime Rate" shall mean the rate reported in The Wall Street Journal newspaper in its "Money Rates" column as the Prime Rate and, if more than one rate or a range of rates are reported as the Prime Rate, then the highest such rate, changing as and when such rate shall change (the "Wall Street Journal Prime Rate"). If The Wall Street Journal shall cease to publish a Prime Rate, then "Prime Rate" shall mean that rate announced from time to time by Riggs Bank N.A. ("Riggs") as its prime rate of interest, which rate may or may not change from time to time in Riggs' sole discretion, Riggs having no obligation to reset the rate at any time or for any reason (the "Riggs Prime Rate"). The "Prime Rate," as determined by either method, is not necessarily the lowest rate charged by the Lender on loans. The Borrower further acknowledges that with respect to all matters relevant hereto, a certificate signed by an officer of Lender setting forth the Prime Rate in effect on any applicable date shall be conclusive and binding. The Borrower expressly acknowledges and agrees that (i) the Wall Street Journal Prime Rate and the Riggs Prime Rate are independent reference rates which may or may not change at the same time, with the same frequency, or in the same amounts, and (ii) there is no guaranty that by using the Wall Street Journal Prime Rate as a reference rate the interest charged on the Promissory Note will always or at any time be less than if the Riggs Prime Rate was used as the reference rate. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.500 percentage points over the Index, resulting in an initial rate of 9.750% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents (as defined in the loan agreement related to this Note). (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws and in the case of an involuntary bankruptcy proceeding, such proceeding is not dismissed within 60 days. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender reasonably believes the prospect of payment or performance of the Indebtedness is impaired. (i) Lender in good faith deems itself insecure. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

PROMISSORY NOTE   Page 2
(Continued)

==============================================

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable, without notice, and then Borrower will pay that amount. Furthermore, subject to any limits under applicable law, upon default, Borrower also agrees to pay Lender's reasonable attorneys' fees, and all of Lender's other reasonable collection expenses, whether or not there is a lawsuit and including without limitation legal expenses for bankruptcy proceedings. This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either party against the other. (Initial Here ______________ )

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts. LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority:
Rodney I. Smith, President/CEO; and Scott J. Friberg, CFO. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this
Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. If "Borrower" consists of more than one party, the word "Borrower" as used in this Note shall refer to any one or more of the parties comprising "Borrower," and each of such parties shall be jointly and severally liable pursuant to this Note.


PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Smith-Midland Corporation, a Virginia corporation

X
  -------------------------------------(SEAL)
    Authorized Officer


Smith-Midland Corporation, a Delaware corporation, Co-Borrower

By:
   ----------------------------------(SEAL)
    Authorized Officer                  ATTEST:
                                               --------------------------------
                                               Secretary or Assistant Secretary

Easi-Set Industries,Inc., a Virginia corporation, Co-Borrower

By:
   ----------------------------------(SEAL)
    Authorized Officer                  ATTEST:
                                               ------------------------------
                                               Secretary or Assistant Secretary

PROMISSORY NOTE   Page 3
(Continued)

==============================================


Smith-Carolina Corporation, a North Carolina corporation, Co-Borrower

By:
   --------------------------------(SEAL)
    Authorized Officer                 ATTEST:
                                               ------------------------------
                                               Secretary or Assistant Secretary


Concrete Safety Systems, Inc., a Virginia corporation, Co-Borrower

By:
   --------------------------------(SEAL)
    Authorized  Officer               ATTEST:
                                              --------------------------------
                                              Secreatry or Assistant Secretary


Midland Advertising & Design, Inc., a Virginia corporation, Co-Borrower


By:
    --------------------------------(SEAL)
    Authorized  Officer                ATTEST:
                                               --------------------------------
                                               Secretary or Assistant Secretary


ATTEST:

------------------------------------- ( Corporate Seal )
  Secretary or Assistant Secretary

==============================================

Variable Rate. Line of Credit.  LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.21
(c) 1996 CFI ProServices, Inc. All rights reserved. [VA-D20 MID796.LN C8.OVL]